                         CONECTIV ENERGY HOLDING COMPANY

                                     B.40.3

                           CERTIFICATE OF AMENDMENT OF
                       CERTIFICATE OF INCORPORATION DATED
                                 JULY 31, 2001

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CONECTIV ENERGY HOLDING COMPANY

                             Pursuant to Section 242
                         Of the General Corporation Law
                            Of the State of Delaware

                  Conectiv Energy Holding Company, a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify that:

            1. The Board of Directors of Conectiv Energy Holding Company (the "Company") duly adopted by Unanimous Written Consent pursuant to Section 141 of the GCL, all in accordance with Section 242 of the GCL, the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and submitting it to the sole stockholder of the Company for consideration thereof:


                  RESOLVED, That the amendment to the Certificate of Incorporation to delete the last sentence of Article EIGHTH be, and hereby is, approved and adopted; and


            2. In accordance with the provisions of Sections 228 and 242 of the GCL, the amendment was adopted by the sole shareholder of the Company without a meeting, pursuant to the written consent of the shareholder.

            IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its Senior Vice President and Chief Financial Officer and attested to by its Assistant Secretary this 31st day of July, 2001.

                              CONECTIV ENERGY HOLDING COMPANY

                              By: __________________________
                                  John C. van Roden, Jr.
                                  Senior Vice President and
                                  Chief Financial Officer
Attest:

By: __________________________________
    Nina J. Clements, Asst. Secretary